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                                                                   Exhibit 10.36


                                  NONNEGOTIABLE
                                 PROMISSORY NOTE



Cdn. $250,000                                             Issued:  June 25, 2001
Principal Amount                                    Maturity Date:  July 8, 2001


         FOR VALUE RECEIVED, each of Voice Mobility International, Inc., a Nevada corporation and Voice Mobility Inc., a Canada Business Corporations Act corporation (each a "Maker" and collectively the "Makers"), hereby jointly and severally promise to pay to Interior Holdings Ltd. (the "Payee"), the principal amount ("Principal Amount") of Two Hundred and Fifty Thousand Dollars (Cdn.$250,000), according to the following terms and conditions. Except as may be required by applicable law, no interest shall accrue or be payable with respect to the outstanding principal amount of this Note. This instrument is not negotiable or assignable by Payee except to a Permitted Transferee as defined below. All references to currency herein refer to Canadian Dollars unless otherwise noted.

         1.       FEES AND PAYMENT SCHEDULE.

                  All unpaid portions of the Principal Amount and a fee of $8,750 remaining on this Note shall be due and payable on the earlier of July 8, 2001 (the "Maturity Date") or the receipt of proceeds from Makers' next bona fide third party equity financing.

         2. DEFAULT. For purposes of this Note, a "Default" shall be deemed to have occurred upon any of the following events:

                  (a) A failure by Makers to pay any Principal or Fees owing under this Note when due on the Maturity Date;

                  (b) Any Maker shall make an assignment for the benefit of creditors, or if a receiver of any Maker's property shall be appointed, or if a petition in bankruptcy or for the reorganization under any Chapter of any Federal, State or Provincial Bankruptcy Act or other similar proceeding under law for relief of debtors shall be filed by or against any Maker, or if any lien of attachment, execution, lien, or claim of lien be placed against all or any portion of the assets of the Makers and is not cleared from the record or reasonably bonded against within ninety (90) days after it has been filed; unless

                  (c) Any such failure or action by Makers under Sections 3(a) and (b) shall not have been cured within fifteen (15) days of receipt of a notice from Payee specifying the alleged Default or failure; and

                  (d) Provided, however, that no delay or omission on the part of Payee in exercising any right hereunder shall operate as a waiver of such right or of any right under this Note.


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A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. Except as set forth in this Section 3, Makers hereby expressly waive any presentment, demand, protest, notice of protest or other notice of any kind and hereby expressly waive and covenants not to assert any appraisement, stay, extension, redemption or similar laws, now or at any time hereafter enforce, which might delay, prevent or otherwise impede the enforcement of this Note.

         3. REMEDIES. Upon the occurrence of a Default and unless such Default shall have been cured in accordance with the terms of this Note, the Payee may declare the entire unpaid Principal Amount and all other amounts due hereunder immediately due and payable. The rights and remedies available to Payee under this Note shall be cumulative and in addition to any other rights or remedies that Payee may be entitled to pursue at law or in equity. The exercise of one or more of such rights or remedies shall not impair Payee's right to exercise any other right or remedy at law or in equity.

         4. ASSIGNMENT. The rights and obligations of the parties hereunder shall not be assignable by either party without the consent of the other except Payee may assign its rights to a Permitted Transferee. For purposes hereof a Permitted Transferee, shall be (x) a corporation, partnership or other entity, which is a successor by merger, reorganization, consolidation or similar corporate transaction, or in which the members of the Payee or any member of the immediate family of the Payee are the sole owners of the equity interests in such corporation, partnership or other entity, (y) any member of the Payee or any adult member of such member's immediate family or any trust established for the beneficiary of any such persons or, (z) in the case of the dissolution or liquidation of the Payee, or in the death of any individual Permitted Transferee, the successor to the same by will, the laws of intestate succession or the corporate laws of the state or province having jurisdiction over the matter. To the extent such assignments are allowed, the provisions of this Note shall be binding upon and inure to the benefit of the parties hereto and their respective designees, heirs, legal representatives, successors and assigns, to the extent provided herein.

         5. COSTS. Makers shall pay, on demand, any and all costs and expenses, including reasonable attorneys' fees, incurred by Payee in connection with a Default and the collection of any portion of the Principal Amount and Fees accrued thereon. Makers shall pay Payee an additional fee of $8,750 on the Maturity Date.

         6. NO CONTINUING WAIVER. The waiver of a Default shall not constitute a continuing waiver or a waiver of any subsequent Default. Makers hereby waive presentment, demand, dishonor and notice of nonpayment.

         7. NOTICE. All notices, requests, consents and other communications which may be desired or required hereunder shall be in writing, and shall be deemed to have been duly given on the date of delivery if delivered in person to the party named below, or three (3) days after mailing if deposited in the United States or Canadian mail, first class, registered or certified mail, return receipt requested, with postage prepaid, addressed as follows:


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                  If to Makers:     Voice Mobility International, Inc. and
                                    Voice Mobility Inc.
                                    180 - 13777 Commerce Parkway
                                    Richmond, B.C. V6V 2X3
                                    Attention:  James Hewett, CFO
                                    Telecopier: 604-232-4826

                  If to Payee:      Interior Holdings Ltd.
                                    PO Box F-41573
                                    Freeport, Bahamas

         8. SEVERABILITY. If any provision of this Note or the application thereof to any person or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Note and the application of any such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         9. INTERPRETATION OF DOCUMENT. The parties hereto acknowledge and agree that this Note has been negotiated arms length and between parties equally sophisticated and knowledgeable in the matters dealt with in this Note. Each party has had access to counsel of their selection. Accordingly, any rule of law, court decision or other legal precedent that would require interpretation of any ambiguities in this Note against the party that has drafted it is not applicable and is waived.

         10. GOVERNING LAW AND VENUE. This Note and the rights and obligations of the parties hereunder and the persons subject hereto shall be governed by, and construed and interpreted in accordance with, the laws of the Province of British Columbia, without giving effect to the choice of law principles thereof. Each party agrees that any proceeding relating to this Note shall be brought in a state court in Nevada or provincial court of British Columbia and each party consents to personal jurisdiction in any such action brought in any such court.

                              VOICE MOBILITY INTERNATIONAL, INC.,
                              a Nevada Corporation


                              By:       /s/ "James Hewett"
                                        ------------------
                              Name:     James Hewett
                              Title:    CFO


                              VOICE MOBILITY INC.,
                              a Canada Corporations Act Corporation


                              By:       /s/ "James Hutton"
                                        ------------------
                              Name:     James Hutton
                              Title:    CEO


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